                                                                EXHIBIT 22

                      ELECTRO SCIENTIFIC INDUSTRIES, INC.
                               AND SUBSIDIARIES

                        SUBSIDIARIES OF THE REGISTRANT
                               AS OF MAY 31, 1995




                                                             PERCENTAGE OF
                                   STATE AND COUNTRY         VOTING SECURITIES
SUBSIDIARIES                       OF INCORPORATION          OWNED (1)
------------                       -----------------         -----------------
Chicago Laser Systems, Inc.        Oregon                            100%
Palomar Systems, Inc.              Oregon                            100%
CLS GmbH                           Germany                           100%
CLS Korea                          Korea                             100%
CLS Ltd                            England                           100%
ESI BV                             The Netherlands                   100%
ESI Foreign Sales Corporation      Guam                              100%
ESI GmbH                           Germany                           100%
ESI International (DISC)           Oregon                            100%
ESI KK                             Japan                             100%
ESI Ltd                            England                           100%
ESI SARL                           France                            100%
ESI SRL                            Italy                             100%
Oyang/ESI (Joint Venture)          Korea                              80%

(1)  Other than qualifying shares, where applicable.




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